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                                                                      EXHIBIT 11.1

                                  UNISYS CORPORATION
                    STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
             FOR THE SIX MONTHS ENDED JUNE 30, 1994 and 1993 (UNAUDITED)
                            (Millions, except share data)
                                                           1994            1993
                                                           ----            ----
Primary Earnings Per Common Share
Average Number of Outstanding Common Shares            170,618,828     162,229,245
Additional Shares Assuming Exercise of Stock Options     2,169,494       2,723,267
                                                       -----------     -----------
Average Number of Outstanding Common Shares and
  Common Share Equivalents                             172,788,322     164,952,512
                                                       ===========     ===========

Income Before Extraordinary Items and Changes
  in Accounting Principles                                  $117.6          $159.8
Dividends on Series A, B and C Preferred Stock               (60.1)          (61.0)
                                                            ------          ------
Primary Earnings on Common Shares Before Extraordinary
  Items and Changes in Accounting Principles                  57.5            98.8
Extraordinary Items                                           (7.7)          (26.4)
Effect of Changes in Accounting Principles                                   230.2
                                                            ------          ------
Primary Earnings on Common Shares                           $ 49.8          $302.6
                                                            ======          ======

Primary Earnings Per Common Share
  Before Extraordinary Items and Changes
    in Accounting Principles                                 $ .33           $ .60
  Extraordinary Items                                         (.04)           (.16)
  Effect of Changes in Accounting Principles                                  1.39
                                                            ------          ------
  Total                                                      $ .29           $1.83
                                                            ======          ======

Fully Diluted Earnings Per Common Share
Average Number of Outstanding Common
 Shares and Common Share Equivalents                   172,788,322     164,952,512
Additional Shares:
  Assuming Conversion of:
    Series A Preferred Stock                                            47,712,453
    8 1/4% Convertible Notes                            33,698,698      33,699,634
  Attributable to Stock Options                            174,229         167,598
                                                       -----------     -----------
Common Shares Outstanding Assuming Full Dilution       206,661,249     246,532,197
                                                       ===========     ===========

Primary Earnings on Common Shares Before Extraordinary
  Items and Changes in Accounting Principles                $ 57.5          $ 98.8
Exclude Dividends on Series A Preferred Stock                                 53.5
Interest Expense on 8 1/4% Convertible Notes,
  Net of Applicable Tax                                        8.9             9.0
                                                            ------          ------

Fully Diluted Earnings on Common Shares Before
  Extraordinary Items and Changes in Accounting Principles    66.4           161.3
Extraordinary Items                                           (7.7)          (26.4)
Effect of Changes in Accounting Principles                                   230.2
                                                            ------          ------
Fully Diluted Earnings on Common Shares                     $ 58.7          $365.1
                                                            ======          ======

Fully Diluted Earnings Per Common Share
  Before Extraordinary Items and Changes
    in Accounting Principles                                 $ .32           $ .65
  Extraordinary Items                                         (.04)           (.11)
  Effect of Changes in Accounting Principles                                   .94
                                                            ------          ------
  Total                                                      $ .28           $1.48
                                                            ======          ======
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